AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001

                                                      REGISTRATION NO. 333-50308


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                              AMENDMENT NO. 2 TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                 IMAGINON, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                       7372              84-1217733
(State or other jurisdiction of    (Primary Standard   (IRS Employer
 incorporation or organization)    Industrial Code)    Identification No.)

                               1313 Laurel Street
                          San Carlos, California 94070
                                 (650) 596-9300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               David M. Schwartz
                President, Chairman and Chief Executive Officer
                               1313 Laurel Street
                          San Carlos, California 94070
                                 (650) 596-9300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:
                             John W. Kellogg, Esq.
                              RaLea A. Sluga, Esq.
                 Friedlob Sanderson Paulson & Tourtillott, LLC
                         1400 Glenarm Place, Suite 300
                             Denver, Colorado 80202
                                 (303) 571-1400
                             --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF SECURITIES TO     AMOUNT TO BE        PROPOSED         PROPOSED          AMOUNT OF
 BE REGISTERED                           REGISTERED(1)        MAXIMUM          MAXIMUM         REGISTRATION
                                                           OFFERING PRICE      AGGREGATE            FEE
                                                              PER SHARE(2)    OFFERING PRICE
------------------------------------------------------------------------------------------------------------
Common Stock                                 3,875,984              $.3438       $1,332,564       $  352
------------------------------------------------------------------------------------------------------------
Common Stock issuable upon the              16,000,000(3)           $.3438       $5,500,800       $1,452
 conversion of Series G Convertible
 Preferred Stock
------------------------------------------------------------------------------------------------------------
TOTAL                                       19,875,984                           $6,833,364       $1,804 (4)
------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the average of the bid and ask price of ImaginOn, Inc. common stock as quoted on the NASDAQ SmallCap Market on November 16, 2000 was $.3438.

(2) Pursuant to Rule 457(g), the proposed maximum offering price per share of common stock is $.3438.

(3) Pursuant to the registration rights agreement between ImaginOn and the investors in the Series G Convertible Preferred Stock private placement, we are required to register 200% of aggregate number of shares into which the Series G Convertible Preferred Stock may be converted at the time of this filing. The conversion price at the time of filing is $.2750, which is 80% of the average of the closing bid prices of our commom stock over the immediately preceding five consecutive trading days.

(4)  Fee previously paid by wire transfer.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           Subject to Completion; Prospectus dated February 16, 2001

                                    [LOGO]

                               1313 Laurel Street
                              San Carlos, CA 94070

                       19,875,984 shares of common stock

     This prospectus relates to the proposed resale from time to time of up to 19,875,984 shares of our common stock by the selling securityholders. We will not receive any of the proceeds from the sale of these securities.

     The selling securityholders listed on page 8 are offering:

          .  3,875,984 shares of common stock

          . 16,000,000 shares of common stock issuable upon the conversion of outstanding shares of our Series G 8% Convertible Preferred Stock

     The selling securityholders may sell all or any portion of their shares of common stock in one or more transactions on the NASDAQ SmallCap Market or in private, negotiated transactions. The selling securityholders will pay all selling expenses, including any brokerage commissions. ImaginOn will pay the registration fee.


     Our common stock trades on the NASDAQ SmallCap Market under the symbol "IMON." On February 15, 2001, the last reported sale price of our common stock was $.125 per share.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

     See "Risk Factors" starting on page 3 to read about material risks you should consider before you purchase shares of our common stock.

                              ___________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ___________________


                       Prospectus dated February 16, 2001

                               TABLE OF CONTENTS

Section                                                        Page
-------                                                        ----

Risk Factors.................................................   -3-
Where You Can Find Additional Information....................   -6-
Forward-looking Statements...................................   -7-
Information About ImaginOn, Inc..............................   -7-


Use of Proceeds..............................................   -8-
Description of Securities....................................   -8-
Selling Securityholders......................................   -8-
Plan of Distribution.........................................   -9-
Indemnification Provided in Connection with the Offering.....  -10-
Legal Matters................................................  -11-
Experts......................................................  -11-

                                  Risk Factors

     You should carefully consider the risk factors listed below and the other information contained in this prospectus before purchasing our common stock. Investing in our common stock and warrants involves a high degree of risk. Any or all of the risks listed below could have a material adverse effect on our business, operating results or financial condition, which could cause the market price of our stock to decline, in which event you could lose your investment in our common stock. You should also keep these risk factors in mind when you read forward-looking statements. We have identified all of the material risks which we believe may affect our business and the principal ways in which we anticipate that they may affect our business or financial condition.

Risks Relating to Our Business
------------------------------


We will need additional capital to fund operations.

     We will require additional financial resources to fund our new product development, growth and continued operations. We are actively exploring options for funding, including such future financing as our $9 million financing plan. Under current market conditions, there can be no assurance that such financing will be obtained or that adequate financing will be available on reasonable terms. Our failure to acquire additional funding when required could impede new product development and growth and, ultimately, our performance, prospects and continued operations.

We have little relevant operating history to evaluate performance or prospects.

     Prior to the fourth quarter of 1999, we considered ourselves to be a development stage company, and engaged primarily in research and development activities, raising capital, acquiring businesses and recruiting personnel. In the fourth quarter of 1999, we began selling our broadband Internet television software systems, which we developed in conjunction with technologies and resources obtained in part through our business. We also completed a $6,000,000 private placement of our common stock and warrants. While as a result of these events, beginning in the fourth quarter of 1999, we no longer consider ourselves to be a development stage company, we have little relevant operating history upon which we can evaluate our performance and prospects. We face all the risks common to companies in their early stage of development, including:

     .    undercapitalization;
     .    cash shortages;
     .    high capital expenditures;
     .    unproven business model;
     .    difficulties in managing rapid growth; and
     .    lack of sufficient customers, revenue and cash flow.

     Although our personnel have experience in developing and commercializing new products based on innovative technologies, unanticipated expenses, problems or technical difficulties could occur which would result in material delays in product commercialization. Our efforts may not result in successful product commercialization.

Our securities may be de-listed from the Nasdaq SmallCap Market causing our liquidity to decrease.


     We have received notice from Nasdaq that our net tangible assets are below the required minimum for listing on the Nasdaq SmallCap Market. Nasdaq is reviewing our plan to achieve and sustain compliance with the minimum net tangible assets requirement. In addition, we have received notice from Nasdaq that our common stock's minimum bid price has fallen below the required $1.00 per share. Nasdaq is reviewing our plan to achieve and sustain compliance with the minimum bid requirement. Although we have no plans to enter into an agreement that would obligate us to issue an aggregate of more than 20% of our common stock outstanding without stockholder approval, if we do enter into such an agreement, our securities could be de-listed from the Nasdaq SmallCap Market. If our securities are de-listed from the Nasdaq SmallCap Market, the price of our Common Stock may be quotes on either the electronic bulletin board or on pink sheets. This would make it more difficult for securityholders to sell their shares of our common stock on the market and would decrease our liquidity.

We have outstanding convertible securities that may cause substantial dilution to holders of our common stock.

     The conversion terms of our outstanding Series G 8% Convertible Preferred Stock may cause substantial dilution in the book value per share of our common stock. The conversion feature in the Series G 8% Convertible Preferred Stock allows the selling securityholder to purchase increasing shares of common stock as a result of a decreasing market price of our common stock price including but not limited to the following circumstances:

     . To the extent that the selling securityholder converts or exercises and then sells common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling securityholder to convert or exercise remaining Series G 8% Convertible Preferred Stock into greater amounts of common stock, the sales of which would further depress the stock price.

     . The significant downward pressure on the price of the common stock could encourage short sales and consequently place further downward pressure on the price of the common stock.

     . Although we require that holders of our Series G 8%Convertible Preferred Stock own no more than 9.999% of our currently outstanding shares of common stock, it is possible for holders of our Series G 8% Convertible Preferred Stock to circumvent this restriction. By converting an amount of Series G 8% Convertible Preferred Stock equal to 9.999% of our currently outstanding shares of common stock, then selling the securities into the market and then converting another block of Series G 8% Convertible Preferred Stock into common stock, holders of our Series G 8% Convertible Preferred Stock create additional dilution to the existing holders of our common stock.

     . We are required to redeem any shares of Series G 8% Convertible Preferred Stock at 125% of the stated value of such shares if their conversion would exceed 19.9% of our issued and outstanding shares of common stock on the date of our purchase agreement with the Series G 8% Convertible Preferred Stock investors, which was 8,932,233 shares of common stock.

     . The conversion of the Series G 8% Convertible Preferred Stock may result in substantial dilution to the interests of other holders of common stock.

     Since we cannot know the conversion price of the Series G 8% Convertible Preferred Stock until notice of conversion has been provided by the selling securityholder, we cannot currently determine how many shares of common stock we will need to issue upon conversion of the Series G 8% Convertible Preferred Stock. However, pursuant to the registration rights agreement we are required to register 200% of the shares of our common stock convertible from the Series G 8% Convertible Preferred Stock, which at the current conversion price is 16,000,000 shares of common stock. For examples of the number of shares issuable upon certain changes in the conversion price see "Description of securities" on page 9.

The Finder's receipt of payment in connection with the Series G placement may be in violation of Section 15 under the Securities Exchange Act of 1934, and we may be obligated to return $2,200,00 in proceeds to our investors.

     We paid fees to Aryeh Trading as a "finder" in connection with their introducing us to the selling securityholders in the Series G 8% Convertible Preferred Stock offering and their advise on the form of the offering and the offering materials. Since Aryeh Trading is not a registered broker dealer and received performance based compensation in the transaction, the staff of the Securities and Exchange Commission has indicated to us that the receipt of this payment may be in violation of Section 15 of the Securities Exchange Act.
Section 29 of the Securities Exchange Act of 1934 provides that innocent persons adversely affected by the violating transaction may rescind the contract for purchase of the securities and have their investment returned to them. As a result, the following sanctions and actions may apply to us:

     . Our obligation to pay a finders' fee to Aryeh Trading may be voidable by us.

     . The purchasers of our Series G 8% Convertible Preferred Stock may have the right to rescind their purchase of our securities; and

     .    We may be subject to regulatory action.

Our earnings growth is dependent upon acceptance of our products.

     Our earnings growth depends primarily upon market acceptance of our software products. Our products may not be able to be successfully marketed or achieve customer acceptance.

Our success depends on the introduction of new products and product enhancements.

     Our success in the software development business is heavily dependent upon the timely introduction of successful new products or enhancements of existing products to replace declining revenues from products at the latter stage of a product cycle. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenue from new products or enhancements does not replace declining revenues from existing products, we may experience:

     .    lower operating revenues
     .    lower net revenues
     .    lower cash flows
     .    less liquidity

Production delays could inhibit our success.

     The process of developing our software products is extremely complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and we may experience:

     .    lower operating revenues
     .    lower net revenues
     .    lower cash flows
     .    less liquidity

We operate in a developing market with increasing participants.

     The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. Although we believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those we possess, it is possible that a single supplier may dominate one or more market segments. Additionally, there may be insufficient market acceptance of our products because the market for Internet products and computer software changes rapidly.

We are heavily dependent on our management.

     Our success depends upon the personal efforts of our President and Chief Executive Officer, David M. Schwartz. The loss of the services of Mr. Schwartz could have a material adverse effect on our business and prospects. We do not have "key-person" life insurance on Mr. Schwartz.

Our success is linked to our ability to hire and maintain personnel.

     Our success depends on our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel.

We are dependent on contracts with other companies for promotion of our products and reputation.

     We have entered into agreements and informal relationships with other software and computer companies under which the companies will use our products. We believe these arrangements are important to the promotion of our products and the public recognition of the "ImaginOn" name. These arrangements typically are not exclusive, and may be terminable upon little or no notice. Termination or alteration of these agreements could have any of the following effects on us:

     . limit or eliminate the market for our products
     . limit or eliminate public recognition of the "ImaginOn" name . reduce revenues
     . lower cash flows
     . impair liquidity

We regard our patented technology as proprietary.

     Our success and ability to compete is dependent on our proprietary technology. We regard our technology as proprietary and we rely primarily on U.S. patent, trademark, copyright, trade secret laws, third-party non-disclosure agreements and other methods to protect our proprietary rights. The steps taken by us to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, and similar proprietary rights. Additionally, effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products and media properties will be distributed or made available through the Internet.

Risks Related to the Internet and the Internet Industry
-------------------------------------------------------

We face significant competition from other providers of Internet products and computer software.

     The markets that we intend to enter for our Internet products and computer software are characterized by intense competition and an increasing number of new market entrants who have developed or are developing potentially competitive products. Further, the cost barriers to these markets are relatively low, which means our competitors range from small companies with limited resources to large, more established companies. Some competitors, regardless of size, have substantially greater financial, technical, marketing, distribution, personnel and other resources. For example, current and future competitors with greater financial resources than us may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and co-development partners than us. It is possible that we may not have the resources to withstand these and other competitive forces.

We may become subject to government regulation.

     We are not currently subject to direct regulation by any government agency in the United States, other than general business regulations applicable to conduct businesses generally. Currently there are few laws or regulations regarding access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. These laws or regulations, if adopted, could also limit the growth of the Internet, which could, in turn, decrease the demand for our proposed products and services and increase our cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects.

We could be held liable for some of our services.

     Because materials may be downloaded by the online or Internet services operated or facilitated by us and may be subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of these materials. These types of claims have been brought, and sometimes successfully pressed, against online service providers. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any impositions of liability or legal defense expenses are not covered by insurance or in excess of insurance coverage could effect our revenues, cash-flow and/or liquidity.

                   Where You Can Find Additional Information

     Federal securities law requires ImaginOn to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, we have filed with the SEC annual, quarterly and special reports,
proxy statements and other information made with the Commission.   You can
obtain a copy of registration statements, reports and the exhibits through the SEC, at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13/th/ Floor, New York, New York, 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or the SEC's website at http://www.sec.gov. Please call the SEC at 1-
                               -------------------
800-SEC-0330 for further information on the public reference rooms and their copy charges.

     We have furnished our stockholders with annual reports containing financial statements audited by our independent auditors. We will also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing the SEC.

     Our common stock is traded as "SmallCap Market Securities" on the Nasdaq SmallCap Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The Commission allows ImaginOn to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling securityholders sell all of their shares or until the registration rights of the selling securityholders expire.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

     .    Our Annual Report on Form 10-K for the year ended December 31, 1999.
     .    Our Quarterly Report on Form 10-QSB for the quarter ended March 31,
          2000.
     .    Our Quarterly Report on Form 10-QSB for the quarter ended June 30,
          2000.
     . Our Quarterly Report on Form 10-QSB and Form 10-QSB/A for the quarter ended September 30, 2000.
     .    Our Definitive Proxy Statement on Schedule 14A filed on March 16,
          2000.
     . The description of our common stock set forth in our Registration Statement on Form S-1 filed on October 8, 1999.

     You may request free copies of any filing by writing or telephoning us at our principal offices, which are located at the following address:

                    1313 Laurel Street

                    San Carlos, CA 94070
                    (650) 596-9300
                  Attn: Secretary

                           Forward-Looking Statements

     Certain statements under the captions "Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "ImaginOn, Inc." and elsewhere in this prospectus are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expect," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed under "Risk Factors" and elsewhere in this prospectus. We cannot guarantee any future levels of activity, performance or achievements. We will update these forward-looking statements, to the extent required by law, to reflect material changes in the information previously disclosed.

                        Information About ImaginOn, Inc.

Our Mission
-----------

     Our objective is to deliver Internet television to everyone who wants to communicate, entertain, inform, educate or market in a new way, in a new era.

About Us
--------

     We are an information technology company focused on developing and marketing broadband Internet television systems to businesses and institutions. Our Internet television system, ImOn.comTV, is a licensed turnkey package that enables any website to present interactive television within a standard browser window on any suitably connected computer. Web sites are places on the Internet. Every web page has a location where it resides which is called its site and every site has an address usually beginning with "http://." The ImOn.comTV interactive "virtual console" offers its users video on demand, video that branches under user command, automated Web searching, and many additional features, customized for each licensee.

     David Schwartz and Leonard Kain started ImaginOn in 1996 to develop better ways for businesses and consumers to take advantage of the Internet and personal computers. Originally, the Internet was called ARPANET after the Advanced Research Projects Agency of the U.S. Department of Defense. This electronic network, which is a multi-dimensional set of items and the connections between them, connects the network host computers together so that a user may go from one Web Page to another efficiently. This electronic connection network began as a government experiment in 1969 with four computers connected together over phone lines. By 1972, universities also had access to what was by then called the Internet. On January 20, 1999, ImaginOn became a public company by completing a merger with California Pro Sports, Inc., "CALP", in which their shareholders retained 40% ownership of the merged entity and no representation on our Board of Directors. All business operations of CALP were discontinued prior to the merger and the name was changed to ImaginOn, Inc. ImaginOn currently trades on the Nasdaq SmallCap Market under the symbol "IMON".

     The software technology invented by our founders is the subject of two U.S. patents. The primary functions of our applications are authoring media intensive data and interactive playback of media intensive data. On the authoring side, we enable automated data collection and organization, manually guided collection and organization, or a combination of automated and manual operations. Our authoring software is used to create Internet TV content. On the playback side, we enable access and manipulation of interactive high bandwidth streaming video. A stream is digital data that is transmitted or delivered as a continuous flow of information within a channel. The stream may or may not have a fixed duration. Examples of streams are digitized audio and digitized video. To view or hear something in real-time means to see or hear it immediately and without any slowdowns. Real-time audio on the Internet, for example, means the user does not have to wait an entire audio file to download, but can, almost immediately, start listening to the audio as it is coming to them. Our media playback features interactivity that goes beyond simple click-throughs. Real-time seamless branching of video streams, and simultaneous real-time seamless integration of Web research data within Internet TV, are fundamentally new features created by us.





                                Use of Proceeds

     We will not receive any proceeds from the sale of the shares of common stock being sold by the selling securityholders.


                           Description of Securities

Common stock

     We are authorized to issue up to 100,000,000 shares of common stock, $.01 par value per share. As of November 16, 2000, 52,434,618 shares are outstanding. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock offered in the offering, when issued, will be fully paid and non-assessable. The holders of our common stock:

     . have equal ratable dividends from funds legally available, when and if declared by our Board of Directors;

     . are entitled to share ratably in all our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     . do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

     . are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     The holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding shares represented at any stockholder meeting at which a quorum is present, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event the holders of the remaining shares will not be able to elect any of the directors.

Preferred stock

     We are authorized to issue up to 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidations, conversion, voting or other rights that adversely affect the voting powers or other rights of our common stockholders. Currently there are 22 shares of Series G 8% Convertible Preferred Stock issued and outstanding.

Series G 8% Convertible Preferred Stock

     On October 19, 2000, we completed the sale of 15 shares of our Series G 8% Convertible Preferred Stock to Bess Holdings Limited and Resonance Limited for consideration of $1,500,000. In addition, on October 30, 2000, we completed the sale of 7 shares of our Series G 8% Convertible Preferred Stock to Gage LLC for consideration of $700,000. The proceeds from these transactions were used for working capital, $120,000 was paid to The Tail Wind Fund Ltd. and $80,000 was paid to Resonance Limited for accrued damages for late registration of certain Common Stock pursuant to the Registration Rights Agreement dated December 30, 1999 by and among us and the investors named therein, and $466,683 was paid to Gage LLC for accrued damages for late registration of certain Common Stock pursuant to the Registration Rights Agreement dated May 1999 by and among us and Gage LLC.

     In connection with the Series G 8% Convertible Preferred Stock Offering, Aryeh Trading received $75,000 as a finder. While Aryeh Trading is not registered as a broker-dealer, it may have been required to be registered as a broker-dealer. If Aryeh Trading were deemed to have acted as a broker-dealer in connection with our sale of securities to the selling securityholders, it would have been required to be registered with the Securities and Exchange Commission as such under the Securities Exchange Act unless it was exempt from the broker-dealer registration requirements under the Securities Exchange Act. Section 29(b) of the Securities Exchange Act provides that every contract that is made in violation of, or the performance of which involves the violation of, any provision of the Securities Exchange Act or any rule or regulation under the Securities Exchange Act, is voidable by a nonviolating party or other person with standing to assert the claim.

     If Aryeh Trading was not properly exempt from the broker-dealer registration requirements under the Securities Exchange Act, Section 29(b) could be construed to allow various parties to assert claims, including perhaps the following:

     . The selling securityholders could assert claims for rescission of their investment in us; and

     . We, or our stockholders on a derivative basis, could have a claim against Aryeh Trading for rescission of our payment of the $75,000 fee we paid to it.

     . We believe that we have defenses and other legal rights and intend to vigorously defend this action.

     Conversion of preferred stock into common stock can only occur by submitting a Notice of Conversion and the stock certificate representing the Series G 8% Convertible Preferred Stock to be converted. The holders of Series G 8% Convertible Preferred Stock may convert any number of the Series G 8% Convertible Preferred Stock into common stock provided that:

     . holders of Series G 8% Convertible Preferred Stock do not currently or as a result of such conversion, own more than 9.999% of the then outstanding shares of common stock. However, it is possible for holders of our Series G 8% Convertible Preferred Stock to circumvent this restriction. By converting an amount of Series G 8% Convertible Preferred Stock equal to 9.999% of our currently outstanding shares of common stock, then selling the securities into the market and then converting another block of Series G 8% Convertible Preferred Stock into common stock, holders of our Series G 8% Convertible Preferred Stock create additional dilution to the existing holders of our common stock.

     The conversion ratio for issuing shares of our common stock in exchange for Series G 8% Convertible Preferred Stock is determined by dividing the stated value of the Series G 8% Convertible Preferred Stock by the conversion price. The conversion price will be the lowest of:

     .    $.60; or

     . 80% of the average of closing bid prices of our common stock over the immediately preceding five consecutive trading days preceding the conversion date.

In no event, can the conversion price be less than $.10.

     For example and for illustrative purposes only, if the conversion date is November 17, 2000, the average of the closing bid prices of our common stock over the immediately preceding five consecutive trading days is $.3438, 80% of $.3438 is $.2750. Therefore, the lower of $.60 and $.2750 is $.2750 and is the conversion price.

     The following table sets forth, for illustrative purposes only, the effect of decreasing stock prices and its result on the conversion price per share and number of shares issued upon conversion of the Series G 8% Convertible Preferred Stock.

                                               Aggregate number of shares of
Price per share                             common stock convertible from all
  of common          Conversion price       Series G 8% Convertible Preferred      Percentage of outstanding
   stock                  (1)                          Stock(2)                         common stock(3)
-------------------------------------------------------------------------------------------------------------
  $.3438                 $.2750                        8,000,000                            15.25%
-------------------------------------------------------------------------------------------------------------
  $.2578(4)              $.2062                        8,932,233(8)                         17.03%
-------------------------------------------------------------------------------------------------------------
  $.1719(5)              $.1375                        8,932,233(8)                         17.03%
-------------------------------------------------------------------------------------------------------------
  $.4298(6)              $.3438                        6,399,070                            12.20%
-------------------------------------------------------------------------------------------------------------
  $.5157(7)              $.4125                        5,333,334                            10.17%
-------------------------------------------------------------------------------------------------------------

(1) The conversion price is the lesser of (a) $.60 (b) 80% of the average of closing bid prices of our common stock over the immediately preceding five consecutive trading days preceding the conversion date.

(2) Assumes that all 22 shares of Series G 8% Convertible Preferred Stock, which have a stated value of $2,200,000, will be converted into common stock and there have been no prior conversions of the Series G 8% Convertible Preferred Stock.

(3) Assumes 52,434,618 outstanding shares of our common stock prior to the conversion of the Series G 8% Convertible Preferred Stock.

(4)  Reflects a 25% reduction from the average closing bid price of $.3438.

(5)  Reflects a 50% reduction from the average closing bid price of $.3438.

(6)  Reflects a 25% increase from the average closing bid price of $.3438.

(7)  Reflects a 50% increase from the average closing bid price of $.3438.

(8) Pursuant to restrictions in the Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock, we are restricted from issuing more than 8,932,233 shares of our common stock without shareholder approval. If we are unable to obtain shareholder approval for the issuance of the shares over the 8,932,233 limit, we are required to redeem the excess shares of Series G 8% Convertible Preferred Stock at 125% of the aggregate stated value of the redeemed shares plus all accrued and unpaid dividends.

     However, the number of shares of our common stock is subject to adjustment in each of the following cases:

     .    stock dividend;
     . declaration of dividends payable in cash while offering a right to purchase more common stock at the dividend price;
     .    stock split;
     .    combination of outstanding shares of common stock;
     .    issue or reclassify common stock;
     .    consolidation, merger, sale or lease of substantially all of our assets; or
     .    capital reorganization or reclassification of common stock.

     The Holder of the Series G 8% Convertible Preferred Stock may request redemption of their shares of Series G 8% Convertible Preferred Stock by us provided one of the following triggering events occurs:

     . the registration statement to register the underlying shares of common stock for the Series G 8% Convertible Preferred Stock fails to be declared effective by the Securities and Exchange Commission by February 16, 2001 without a review by the Securities and Exchange Commission or by March 18, 2001 if there is a review by the Securities and Exchange Commission; or
     . if sales cannot be made pursuant to the registration statement for any reason that is not excused for longer than 180 days; or
     . we fail to deliver stock certificates represented the common stock by the tenth trading day after the date of conversion or we provide notice that we will not comply with requests for conversion of any shares of Series G 8% Convertible Preferred Stock; or
     . we are a party to any change of control transaction and agree to sell more than 33% of our assets; or
     . we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue to the holder upon conversion of the Series G 8% Convertible Preferred Stock; or
     . we fail to observe or perform any material convenant, agreement or warranty contained in the purchase agreement or registration rights agreement for the Series G 8% Convertible Preferred Stock and such failure if not cured within twenty business days after the date of written notice of such failure.

     The redemption price is subject to adjustment of the conversion price in the event of a stock split, stock dividend or combination of shares or similar event. The redemption price is 125% of the aggregate stated value of the redeemed shares plus all accrued and unpaid dividends and the product of the number of all shares of common stock issued in conversions of Series G 8% Convertible Preferred Stock to the holder not more than twenty trading days prior to the event causing the redemption and the per share closing bid price on the date such redemption is demanded or the date the redemption price is paid in full, whichever is greater.

     As long as Series G 8% Convertible Preferred Stock is outstanding, we are required to reserve and keep available out of our authorized but unissued common stock no less that 200% of the number of shares of common stock convertible from the Series G 8% Convertible Preferred Stock. A majority vote of the Series G 8% Convertible Preferred Stockholders is required to amend our Certificate of Incorporation if such amendment does any of the following:


     . alter or amend the rights of the holders of the Series G 8% Convertible Preferred Stock or the Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock; or
     . authorize or create any class of stock senior to the Series G 8% Convertible Preferred Stock as to dividends or distribution of assets upon a liquidation.

Registration rights

     Under the registration rights agreement, we are obligated to register 200% shares of common stock which may be issued upon conversion of the Series G 8% Convertible Preferred Stock. We are fulfilling our obligations under the registration rights agreement with this registration statement and prospectus.


                            Selling Securityholders

     The following table lists the securities to be registered and offered for sale by the selling securityholders including the total number of shares to be registered by this registration statement. The term "selling securityholders" include donees, pledgees, transferees and other successors in interest selling shares received from the selling securityholders after the date of this prospectus.

     Because the selling securityholders may offer all or part of the shares of common stock owned by them or received upon conversion of the Series G Preferred Stock and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number of shares of common stock that the selling securityholders are going to sell. The shares of common stock offered by this prospectus may be offered from time to time by the selling securityholders.

     Three of the selling securityholders acquired their securities in the private placements of our Series G 8% Convertible Preferred Stock completed on October 19 and October 30, 2000. See "Description of Securities," above.

     Provisions in the purchase agreements for the December 1999 private placement provide that if we issue stock to another investor upon terms more favorable than those in the December 1999 private placement, we are obligated to issue shares of our common stock to the investors in our December 1999 private placement to equal the more favorable terms. In compliance with these provisions, as a result of the October private placements, we have issued 1,291,994 shares of our common stock to Southshore Capital Fund Limited, 3,875,984 shares of our common stock to The Tail Wind Fund Ltd. and 2,583,989 shares of our common stock to Resonance Limited. We are obligated to register 50% of these anti-dilution shares of common stock in this offering and the other 50% by June 2001.

Shares of Common Stock and Shares of Common Stock Underlying Shares of Series G
-------------------------------------------------------------------------------
8% Convertible Preferred Stock Offered by the Selling Securityholders
---------------------------------------------------------------------

                                                     Shares of                                              Percent of
                   Shares of      Shares of        common stock            Total            Amount of      outstanding
                    common      common stock       received upon         shares of           common           common
                    stock       owned to be       the conversion       common stock       stock owned      stock owned
   Selling          owned       offered for       of Series G 8%       to be offered for       by               by
securityholder     prior to  securityholder's      Convertible      securityholder's    securityholder   securityholder
    name           offering       account         Preferred Stock         account          after the        after the
                                                   to be offered for                      offering (2)     offering (2)
                                                 securityholder's
                                                    account(1)
-------------------------------------------------------------------------------------------------------------------------
Bess Holdings              0                  0          10,327,273          10,327,273                0                0
 Limited
-------------------------------------------------------------------------------------------------------------------------
Gage                       0                  0           5,090,909           5,090,909                0                0
-------------------------------------------------------------------------------------------------------------------------
Resonance          2,583,989          1,291,995             581,818           1,873,813        2,583,989            4.93%
 Limited
-------------------------------------------------------------------------------------------------------------------------
Southshore                 0            645,997                   0             645,997                0                0
 Capital Fund
 Limited
-------------------------------------------------------------------------------------------------------------------------
The Tail Wind      3,252,875          1,937,992                   0           1,937,992        3,252,875             9.9%
 Fund Ltd.
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to the registration rights agreement between us and the investors in the Series G 8% Convertible Preferred Stock private placement, we are required to register 200% of aggregate number of shares into which the shares of Series G 8% Convertible Preferred Stock may be converted at the time of this filing. The conversion price at the time of this filing is $.2750, which is 80% of the average of the closing bid prices of our common stock over the immediately preceding five consecutive trading days.

(2) Assumes all shares offered are sold, including shares of common stock underlying the conversion of Series G Preferred Stock and there are 52,434,618 outstanding shares of our common stock.


                              Plan of Distribution

     We are registering the shares offered by the selling securityholders and no underwriters are participating in this offering.

     We will pay all costs and expenses in connection with the preparation of this prospectus and the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling securityholders. The selling securityholders may sell their shares from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq SmallCap Market. The types of transactions include:

     .    negotiated transactions;
     .    put or call option transactions;
     .    short sales; or
     . a combination of the above transaction at market prices at the time of sale or at negotiated prices.

     These transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.

     Pursuant to the Purchase Agreements dated October 19, 2000, between us and Bess Holdings Limited and Resonance Ltd. and the Purchase Agreement dated October 30, 2000 between us and Gage LLC, Bess Holdings Limited, Resonance Ltd. and Gage LLC may not own more than 19.9% of our issued and outstanding shares of common stock. We must redeem their excess shares at 125% of the value of the shares of Series G 8% Convertible Preferred Stock to reduce the number of shares of common stock to a number below the 19.9% limit.

     In addition, the Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock precludes us from issuing more than 8,932,233 shares of common stock upon conversion of the Series G 8% Convertible Preferred Stock and requires that we obtain, within 75 days of conversion, shareholder approval to issue more than 8,932,233 shares of common stock. If we do not obtain shareholder approval within 75 days, we are required to redeem the outstanding shares of Series G 8% Convertible Preferred Stock.

     The selling securityholders and any broker-dealers that act in connection with the sale of securities might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     Because the selling securityholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

      Indemnification Provided in Connection with the Offering by ImaginOn

     We have agreed to indemnify the selling securityholders and the officers, directors and each person who controls the selling securityholders against all losses, claims, damages, liabilities and expenses caused by:

     . any untrue or alleged untrue statement of material fact contained in the registration statement, this prospectus or any amendment or supplement to these documents; or

     . any omission or alleged omission to state a material fact in the registration statement, this prospectus or any amendment or supplement to these documents that is required to be stated or necessary to ensure that the documents are not misleading.

     The selling securityholders will not be indemnified if the claims result from any written information furnished to us by the investor or the selling securityholders fail to deliver a copy of this prospectus to a buyer.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling ImaginOn pursuant to the foregoing provisions, ImaginOn has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 Legal Matters

     Friedlob Sanderson Paulson & Tourtillott, LLC, Denver, Colorado, as our counsel, has issued an opinion as to the validity of the common stock and purchase warrants.

                                    Experts

     The consolidated financial statements incorporated herein by reference have been audited by Gelfond Hochstadt Pangburn, P.C., independent certified public accountants, given upon their authority as experts in auditing and accounting.

                                    [LOGO]


                        19,875,984 Shares Common Stock

                      ____________________________________

                                   PROSPECTUS
                      ____________________________________


--------------------------------------------------------------------------------
   We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in the prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.
--------------------------------------------------------------------------------


                               February 16, 2001

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration and NASD filing fees.

     Registration and filing fee     $ 1,804
     Printing                          1,000
     Accounting fees and expenses      5,000
     Legal fees and expenses          10,000
     Blue sky fees and expenses          500
     Transfer Agent                    1,000
     Other                               596
                                     -------

          Total                      $19,900
                                     =======

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER IMAGINON'S CERTIFICATE OF INCORPORATION

     Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provides for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

     In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and
(iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

     The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

     Indemnification in connection with a proceeding by or in the right of ImaginOn in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in ImaginOn's best interest and must not have been adjudged liable to ImaginOn unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by ImaginOn.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of ImaginOn and inure to the benefit of the heirs, executors and administrators of such persons.

     The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not ImaginOn would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant.

     Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16  - EXHIBITS

          The following is a complete list of exhibits filed as part of this registration statement:

        No.   Description

        4.1 Specimen of Common Stock certificate. (Incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant's Registration Statement on Form SB-2/A, filed with the SEC on December 22, 1994, Commission File No. 033-85108.)

        4.2 Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated August 3, 2000. (Incorporated by reference to Exhibit 4.2 of the Registrant's September 30, 2000 10-QSB).

        4.3 Amended Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated August 16, 2000. (Incorporated by reference to Exhibit 4.3 of the Registrant's September 30, 2000 10-QSB).

        4.4 Amended Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated October 16, 2000. (Incorporated by reference to Exhibit 4.4 of the Registrant's September 30, 2000 10-QSB).

        4.5 Amended Certificate of Designations, Preferences and Rights of Series G 8% Convertible Preferred Stock dated October 17, 2000. (Incorporated by reference to Exhibit 4.5 of the Registrant's September 30, 2000 10-QSB).


        5.1 Opinion of Friedlob Sanderson Paulson & Tourtillot, LLC (Incorporated by reference to Exhibit 5.1 of the Registrant's Registration Statement on Form S-3, filed with the SEC on November 20, 2000, Commission File No. 333-50308).

        10.1 Purchase Agreement dated October 2000 by and among the Registrant and the Series G Preferred investors. (Incorporated by reference to Exhibit 10.1 of the Registrant's September 30, 2000 10-QSB).

        10.2 Registration Rights Agreement dated October, 2000 by and among the Registrant and the Series G Preferred investors. (Incorporated by reference to Exhibit 10.2 of the Registrant's September 30, 2000 10-QSB).

        11.1 Computation of Net Income (Loss) Per Share (Incorporated by reference to Exhibit 11.1 of the Registrant's September 30, 2000 10-QSB).

        23.1   Consent of Independent Certified Public Accountants

        23.2   Consent of Friedlob Sanderson Paulson & Tourtillott, LLC (See
               Exhibit 5.1)

ITEM 17 - UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on February 16, 2001.

                                    IMAGINON, INC.


                                    By:/s/ David M. Schwartz
                                       ----------------------------------------
                                       David M. Schwartz,
                                       Chairman, Chief Executive Officer
                                       and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Schwartz, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b), and to file the sale, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                          SIGNATURES                                   TITLE                   DATE
                          ----------                                   -----                   ----
    /s/ David M. Schwartz                                   Chief Executive Officer      February 16, 2001
    ------------------------------------------------------  and Director
    David M. Schwartz

    /s/ James A. Newcomb                                    Chief Financial Officer      February 16, 2001
    ------------------------------------------------------  and Director
    James A. Newcomb

    /s/ Dennis Allison                                      Director                     February 16, 2001
    ------------------------------------------------------
    Dennis Allison

    /s/ Jim Polizotto                                       Director                     February 16, 2001
    ------------------------------------------------------
    Jim Polizotto

    /s/ Mary E. Finn                                        Director                     February 16, 2001
    ------------------------------------------------------
    Mary E. Finn